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                                                                    EXHIBIT 3.28

Consumer and                 ______________________                   FORM 1                                FORMULE 1
Corporate Affairs Canada     et Corporations Canada           ARTICLES OF INCORPORATION              STATUTS CONSTITUTIFS
                                                                    (SECTION 6)                            (ARTICLE 6)

Canada Business              Loi regissant les societes
Corporations Act             per actions de regime federal
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Name of Corporation                                           Denomination de la societe

2850290  CANADA INC.

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2 - The place in Canada where the registered                  Lieu au Canada ou doit etre situe le siege social
    office is to be situated

   County of Brant, Province of Ontario

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3 - The classes and any maximum number of shares that the     Categories et tout nombre maximal d'actions que la societe est
    corporation is authorized to issue                        autorisee a emettre

    The annexed Schedule 1 is incorporated in this form

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4 - Restrictions if any on share transfers                    Restrictions sur le transfert des actions, s'il y a lieu

    The annexed Schedule 2 is incorporated in this form

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5 - Number (or minimum and maximum number) of directors       Nombre (ou nombre minimum et maximum) d'administrateurs
    Minimum of 1 and Maximum of 10

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6 - Restrictions if any on business the corporation may       Limites imposees quani aux activites commerciales que la
    carry on                                                  societe peut exploiter, s'il y a lieu

    None

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7 - Other provisions if any                                   Autres dispositions s'il y a lieu

    The annexed Schedule 3 is incorporated in this form

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8 - Incorporators                                                   Fondateurs

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

                             Address (include postal code)
  Names -- Noms            Adresse (inclure le code postal)                               Signature
-------------------------------------------------------------------------------------------------------------------------
Douglas A. Laver           [address]                                     /s/ Douglas A. Laver
                                                                         ------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

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

FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT
Corporation No. -- Ndegrees de la societe                       Filed -- Deposee

285029-0                                                        SEP 23 1992

                                   SCHEDULE 1

                            ARTICLES OF INCORPORATION

THE CLASSES OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

      The Corporation is authorized to issue Class "A" shares, Class "B" shares, Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares.

      The rights, privileges, restrictions and conditions attaching to the said Class "A" shares, Class "B" shares, Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares are as follows:

1. The holders of the Class "A" shares shall be entitled to one (1) vote for each share held by them at all meetings of shareholders except meetings at which only holders of a specified class of shares, other than the Class "A" shares, are entitled to vote, and they shall be entitled to notice of all meetings of shareholders of the Corporation.

2. Except as otherwise specifically provided in the Canada Business Corporations Act, the Class "B" shares shall not carry any right to vote nor shall the holders thereof be entitled to notice of or to attend shareholders' meetings.

3. The Class "A" shares and Class "B" shares shall, subject to the rights of the Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares, be entitled at all times and from time to time, in the sole, absolute and unfettered discretion of the directors, to an unfixed non-cumulative dividend in any amount. Each Class "A" share and Class "B" share shall rank pari passu with respect to any such dividend.

4. The Class "A" shares and the Class "B" shares shall rank pari passu in every other respect, and the holders of such Class "A" shares and Class "B" shares, shall, subject to the rights of the holders of the Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares, be entitled to receive the remaining property of the Corporation upon a dissolution.

5.    For purposes of this Schedule 1 the term "Redemption Amount" shall mean:

      (a) In the case of a Class "C" share, Class "D" share, Class "E" share and Class "F" share, an amount equal to the consideration for which each such share had been issued or in the event such share had been issued in consideration of property or past services, an amount equal to the fair equivalent of money that the Corporation would have received if such share had been issued for money, and

      (b)   In the case of a Class "G" share, an amount equal to $1.00.

6. Each Class "C" share, Class "D" share, Class "E" share, Class "F" share and Class "G" share shall, in priority to the Class "A" shares and Class "B" shares, carry the right, in the discretion of the directors, to a fixed monthly non-cumulative preferential dividend in the case of the Class "C" shares, Class "D" shares, Class "E" shares and Class "F" shares in an amount equal to one-half (1/2) of one percent (1%) of the amount of the consideration for which each share had been issued or in the event such share had been issued in consideration of property or past services, in an amount equal to one-half (1/2) of one percent (1%) of the amount of the fair equivalent of money that the Corporation would have received if such share had been issued for money and in the case of the Class "G" shares, in an amount equal to one-half (1/2) of one cent.

7. Each Class "C" share, Class "D" share, Class "E" share, Class "F" share and Class "G" share shall, in priority to the Class "A" shares and Class "B" shares, carry the right, in the event of the liquidation or winding-up of the Corporation, to repayment of an amount equal to the Redemption Amount.

8. In the event that only part of the amount of the consideration received by the Corporation for any share issued by the Corporation is added to the stated capital account for the class or series of shares of which such share forms part, such share shall be deemed to have been issued for the full amount of the consideration received therefor for all purposes other than stated capital but including dividends, redemptions, purchases, liquidation and dissolution. If shares of the Corporation are issued in payment of a dividend, the declared amount of the dividend stated as an amount of money shall be added to the stated capital account maintained for the shares of the class or seises issued in payment of the dividend and such shares shall be deemed to be issued for a consideration equal to the declared amount of such dividend.

9. The Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares shall not carry the right to any further participation in profits or assets.

10. The holders of the Class "C" shares and Class "E" shares shall be entitled to one (1) vote for each share held by them at all meetings of shareholders except meetings at which only holders of a specified class of shares, other than the Class "C" shares and Class "E" shares are entitled to vote, and they shall be entitled to notice of all meetings of shareholders of the Corporation.

11. Except as otherwise specifically provided in the Canada Business Corporations Act, the Class "D" shares, the Class "F" shares and the Class "G" shares shall not carry any right to vote nor shall the holders thereof be entitled to notice of or to attend shareholders' meetings.

12. Each Class "C" share, Class "D" share, Class "E" share, Class "F" share and Class "G" share shall be redeemable, at the option of the Corporation, for a price equal to the Redemption Amount. The Corporation may redeem all or any part of the Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares or Class "G" shares, at any time at the option of the directors of the Corporation upon a notice of seven (7) days without the consent of the holders thereof, and if less than the whole amount of the then outstanding Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares or Class "G" shares shall be so redeemed, the shares to be redeemed shall be selected pro rata, by lot or in any other manner as the directors may determine.

13. Each Class "E" share, Class "F" share and Class "G" share shall be redeemable, at the option of the holder of such share for a price equal to the Redemption Amount.

14. The Class "C" shares, Class "D" shares, Class "E" shares, Class "F" shares and Class "G" shares shall rank pari passu in every other respect.

                                   SCHEDULE 2

                            ARTICLES OF INCORPORATION

RESTRICTIONS ON SHARE TRANSFERS

      No shareholder shall be entitled to sell, transfer or otherwise dispose of any share or shares in the capital stock of the Corporation, or any securities thereof, without either:

      (a) The previous express sanction of the holders of a majority of the Class "A", Class "C" and Class "E" shares in the capital stock of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the Class "A", Class "C" and Class "E" shareholders or by an instrument or instruments in writing signed by the holders of a majority of the Class "A", Class "C" and Class "E" shares in the capital stock of the Corporation for the time being outstanding; or

      (b) The previous express lawful sanction of the board of directors of the Corporation at a duly constituted meeting of the board or in lieu thereof the previous express sanction of the directors of the Corporation as evidenced by the lawful adoption of a resolution to that effect.

                                   SCHEDULE 3

                            ARTICLES OF INCORPORATION

OTHER PROVISIONS

1. The number of shareholders of the Corporation is limited to fifty (50), not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, two or more persons bolding one or more shares jointly being counted as a single shareholder.

2. Any invitation to the public to subscribe for any shares, debentures or any other securities of the Corporation is prohibited.

3. The directors of the Corporation may, without authorization of the shareholders:

      (a)   borrow money upon the credit of the Corporation;

      (b)   issue, reissue, sell or pledge debt obligations of the Corporation;
            and

      (c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation.

      Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

4. Subject to the provisions of the Canada Business Corporations Act, the Corporation may purchase or otherwise acquire any shares issued by it.

5. The Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for any indebtedness owed by him to the Corporation, and such lien shall be enforceable in accordance with the by-laws of the Corporation or otherwise.

6. Subject to Schedule 1 of the Articles of Incorporation and the Canada Business Corporations Act, the holder of a fractional share shall be entitled to that number of votes equal to one multiplied by the fraction represented by such share and to notice of all meetings of shareholders of the Corporation.